Exhibit 23.1

Consent of Independent Auditors

We consent to the use in this Form 8-K/A of our report dated January 22, 2004, except for Note 14 as to which the date is January 30, 2004 on the financial statements of Tucker Alan Inc. for the three year period ended December 31, 2003.

Crowe Chizek and Company LLC

Oak Brook, Illinois

March 24, 2004